PRESS RELEASE

VANDA PHARMACEUTICALS ANNOUNCES THAT IT NO LONGER INTENDS TO OFFER
CONVERTIBLE SENIOR NOTES

ROCKVILLE, Md., - November 2, 2007 - /PRNewswire-FirstCall/ Vanda Pharmaceuticals Inc. (NASDAQ: VNDA) announced that, despite strong demand, it no longer intends to offer convertible senior notes. The decision not to pursue a convertible note offering at this time was due principally to prevailing market conditions resulting in note terms that were not acceptable to the Company.

Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda's plans for its product candidates. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should,” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda's forward-looking statements include, among others, a failure of Vanda's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda's product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda's inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company's key scientists or management personnel, and other factors that are described in the “Risk Factors” section (Part II, Item 1A) of Vanda's report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-51863). No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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Vanda Pharmaceuticals Inc. • 9605 Medical Center Drive • Suite 300 • Rockville, MD 20850 USA • p 240.599.4500 • f 301.294.1900
www.vandapharma.com